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                                                                   EXHIBIT 10.23

                               FOURTH AMENDMENT TO
                            TECUMSEH PRODUCTS COMPANY
                      VOLUNTARY DEFERRED COMPENSATION PLAN

         Tecumseh Products Company (the "Company") amends the Company's Voluntary Deferred Compensation Plan (the "Plan") as follows:


1.       Effective April 9, 2002, Section 6.3 of the Plan is amended to read:

                           6.3 Corporate Bond Investment Option. Participant
                  elections for this Option shall be reflected in a bookkeeping sub-account, the value of which shall be based upon quarterly crediting of earnings based on the current yield of the Dow Jones Corporate Bond Index (DJCI). Amounts deferred will be credited to such sub-account on the date such amount would otherwise have been paid to the Participant. All amounts reflected in this sub-account shall be credited with earnings, compounded quarterly, from the date credited, based on a rate of return equal to the current yield of the DJCI as of the last business day of the preceding quarter.


2.       Except as amended above, the Plan continues in full force and effect.


WITNESS execution of this amendment on behalf of the Company.


                                    TECUMSEH PRODUCTS COMPANY



                                    By /s/ DAVID W. KAY
                                      --------------------------------------
                                         David W.Kay
                                         Its Vice President, Treasurer and
                                         Chief  Financial Officer


                                    Dated: September 25, 2002